UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2012

NEW YORK COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31565	06-1377322
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

615 Merrick Avenue, Westbury, New York 11590
 (Address of principal executive offices)

(516) 683-4100
(Registrant's telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Item 7.01	Regulation FD Disclosure

On March 30, 2012, New York Community Bancorp, Inc. (the “Company”) issued a press release announcing that its wholly-owned savings bank subsidiary, New York Community Bank (the "Bank") has signed an agreement to assume approximately $2.3 billion of FDIC-insured deposits from Aurora Bank FSB.

The transaction, which is subject to regulatory approval, is expected to close in the second quarter of 2012, and the Company will be paid $24.0 million to assume the deposits at that time. In addition, the transaction is expected to be immediately accretive to the Company's earnings.

The press release is attached hereto as Exhibit 99.1.
Item 9.01	Financial Statements and Exhibits

(d)	Attached as Exhibit 99.1 is the press release issued by the Company on March 30, 2012 to announce the Bank's pending acquisition of deposits from Aurora Bank FSB.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 30, 2012	NEW YORK COMMUNITY BANCORP, INC.

/s/ Ilene A. Angarola
Ilene A. Angarola
Executive Vice President and Director,
Investor Relations and Corporate Communications

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press release issued by the Company on March 30, 2012.